Exhibit 99.1

RESTATED CERTIFICATE OF INCORPORATION
OF
E. I. DU PONT DE NEMOURS AND COMPANY
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Second: -- ~~The principal office of the corporation is to be located at No. 1007 Market Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its resident agent is E. I. du Pont de Nemours and Company, whose address is Room 8042, DuPont Building, No. 1007 Market Street,~~ The corporation’s registered office in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware 19801. The corporation’s registered agent at such address upon whom process may be served shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, the State of Delaware ~~19898~~ 19801.

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